UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

     Registrant has reported its results of operations for the three months ended January 31, 2009, as described in Registrant’s news release dated February 25, 2009, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 25, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	February 25, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated February 25, 2009.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

EATON VANCE CORP.

REPORT FOR THE THREE MONTHS ENDED JANUARY 31, 2009

Boston, MA, February 25, 2009 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.21 in the first quarter of fiscal 2009 compared to earnings per diluted share of $0.28 in the fourth quarter of fiscal 2008 and $0.46 in the first quarter of fiscal 2008. Net realized and unrealized investment losses, including impairment losses, reduced earnings per diluted share approximately $0.01 in the first quarter of fiscal 2009 and approximately $0.13 in the fourth quarter of fiscal 2008.

Net inflows of $3.3 billion into long-term funds and separate accounts in the first quarter of fiscal 2009 consisted of gross sales and other inflows of $12.3 billion, client withdrawals of $7.7 billion and reductions in leverage of $1.3 billion. The Company’s annualized internal growth rate for the quarter was 11 percent, or 15 percent before the effects of deleveraging. For comparison, the Company’s annualized internal growth rate was one percent (four percent before deleveraging) in the fourth quarter of fiscal 2008 and nine percent in the first quarter of fiscal 2008.

“Despite the challenging market environment and economy, Eaton Vance continues to grow organically and remains solidly profitable and financially strong,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While we seek to realize cost savings to offset market-related revenue declines, we continue to invest in our business to pursue identified growth opportunities.”

Assets under management decreased $1.2 billion, or one percent, to $121.9 billion on January 31, 2009 from $123.1 billion on October 31, 2008. Assets under management on January 31, 2009 include $6.9 billion of managed assets of the Tax Advantaged Bond Strategies (“TABS”) business acquired from M.D. Sass Investors Services on December 31, 2008.

Comparison to Fourth Quarter of Fiscal 2008

Institutional and high-net-worth separate account net inflows were $2.4 billion in the first quarter of fiscal 2009 compared to net outflows of $0.3 billion in the fourth quarter of fiscal 2008, primarily reflecting funding of new institutional mandates at Eaton Vance Management and net inflows into high-net-worth and institutional accounts at

Parametric Portfolio Associates. Long-term fund net inflows of $0.5 billion in the first quarter of fiscal 2009 compared to $0.4 billion of net outflows in the fourth quarter of fiscal 2008, reflecting $7.0 billion of fund sales and other inflows, $5.2 billion of fund redemptions and a $1.3 billion reduction in fund leverage in the first quarter of fiscal 2009. Retail managed account net inflows decreased to $0.4 billion in the first quarter of fiscal 2009 from $1.1 billion in the fourth quarter of fiscal 2008, primarily reflecting a decrease in sales of Parametric Portfolio Associates’ overlay and tax-efficient core equity products. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the first quarter of fiscal 2009 decreased $40.3 million, or 16 percent, to $209.5 million from revenue of $249.8 million in the fourth quarter of fiscal 2008. Investment advisory and administration fees decreased 16 percent to $160.5 million, reflecting a 16 percent decrease in average assets under management. Distribution and underwriter fees decreased 25 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 23 percent due to a decrease in average fund assets subject to service fees. Other revenue increased due to $7.7 million of net realized and unrealized losses on investments of consolidated funds recognized as a reduction to other revenue in the fourth quarter of fiscal 2008 compared to $1.0 million of net realized and unrealized losses on investments of consolidated funds recognized in the first quarter of fiscal 2009.

Operating expenses in the first quarter of fiscal 2009 decreased $15.9 million, or nine percent, to $157.5 million compared to operating expenses of $173.4 million in the fourth quarter of fiscal 2008. Compensation expense increased five percent, primarily reflecting increased bonus accruals and higher stock-based compensation. Distribution expense decreased 24 percent due primarily to a decrease in revenue sharing payments, Class C distribution fees and a decrease in payments made under certain closed-end fund compensation agreements. Service fee expense decreased 24 percent, in line with the decrease in assets subject to service fees. Amortization of deferred sales commissions decreased 12 percent due to a decline in Class B and Class C fund share sales and assets. Fund expenses decreased 12 percent in the first quarter of fiscal 2009 compared to the fourth quarter of fiscal 2008, primarily reflecting a decrease in fund assets for which the Company employs a subadvisor. Other expenses decreased ten percent, primarily due to decreases in information technology and consulting expenses as a result of expense management initiatives over the same period.

Operating income in the first quarter of fiscal 2009 was $52.0 million, down 32 percent from operating income of $76.4 million in the fourth quarter of fiscal 2008.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back stock-

based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $62.9 million in the first quarter of fiscal 2009 was 32 percent below the $92.6 million of adjusted operating income in the fourth quarter of fiscal 2008 and 43 percent below the $111.2 million of adjusted operating income in the first quarter of fiscal 2008.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three months ended
	January	October	January	% Change
	31,	31,	31,	Q1 2009 to	Q1 2009 to
(in thousands)	2009	2008	2008	Q4 2008	Q1 2008

Operating income	$51,999	76,355	$99,167	(32%)	(48%)
Operating
(income)/loss of	(93)	7,151	267	NM	NM
consolidated funds
Stock-based	10,995	9,045	11,730	22%	(6%)
compensation

Adjusted operating	$62,901	92,551	$111,164	(32%)	(43%)
income

Interest income in the first quarter of fiscal 2009 decreased 20 percent from the fourth quarter of fiscal 2008 due to lower effective interest rates earned on cash balances. In the first quarter of fiscal 2009 the Company recognized $0.8 million of net realized and unrealized losses on separate account investments and a $0.1 million impairment loss on an investment in a collateralized debt obligation entity. In the fourth quarter of fiscal 2008, the Company recognized $4.2 million of net realized and unrealized losses on investments and $13.2 million of impairment losses on investments in collateralized debt obligation entities. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was

39.7 percent and 37.7 percent in the first quarter of fiscal 2009 and the fourth quarter of fiscal 2008, respectively.

Net income in the first quarter of fiscal 2009 was $24.7 million compared to $35.0 million in the fourth quarter of fiscal 2008.

Comparison to First Quarter of Fiscal 2008

Revenue in the first quarter of fiscal 2009 decreased $80.3 million, or 28 percent, to $209.5 million from revenue of $289.8 million in the first quarter of fiscal 2008. Investment advisory and administration fees decreased 24 percent to $160.5 million, reflecting primarily a 23 percent decrease in average assets under management and a modest decline in the Company’s effective investment advisory fee rate due to the increase in separate account assets under management as a percent of total average assets under management. Distribution and underwriter fees decreased 43 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 32 percent due to a decrease in average fund assets subject to service fees. Other revenue declined in the first quarter of fiscal 2009 due to $1.0 million of net realized and unrealized losses on investments of consolidated funds recognized as a reduction to other revenue in the first quarter of fiscal 2009.

Operating expenses in the first quarter of fiscal 2009 decreased $33.1 million, or 17 percent, to $157.5 million compared to operating expenses of $190.6 million in the first quarter of fiscal 2008. Compensation expense decreased 15 percent, as increases in employee headcount and base salary and benefit costs were offset by reduced bonus accruals, lower sales-based incentives and lower stock-based compensation. Distribution expense decreased 33 percent due primarily to decreases in revenue sharing payments, Class C distribution fees, payments made under certain closed-end fund compensation agreements and commissions paid on certain sales of Class A shares. Service fee expense decreased 31 percent, in line with the decrease in assets subject to service fees. Amortization of deferred sales commissions decreased 29 percent due to the continuing decline of Class B and Class C fund share sales and assets. Fund expenses decreased 23 percent in the first quarter of fiscal 2009 compared to the first quarter of fiscal 2008 due largely to a decrease in fund assets for which the Company employs a subadvisor. Other expenses increased 25 percent, primarily due to an increase in facilities expense related to the Company’s pending move to a new headquarters in downtown Boston, an increase in information technology and consulting expenses, and an increase in the amortization of intangible assets associated with the TABS acquisition.

Operating income in the first quarter of fiscal 2009 was $52.0 million, down 48 percent from operating income of $99.2 million in the first quarter of fiscal 2008.

Interest income in the first quarter of fiscal 2009 decreased 71 percent from the first quarter of fiscal 2008 due to lower average cash and short-term investment balances coupled with a lower effective interest rate earned on those balances. In the first quarter of fiscal 2009, the Company recognized $0.8 million of net realized and unrealized losses on separate account investments and a $0.1 million impairment loss on an investment in a collateralized debt obligation entity. The Company recognized $0.5 million of net realized and unrealized losses on investments in the first quarter of fiscal 2008. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 39.7 percent and 39.1 percent in the first quarter of fiscal 2009 and fiscal 2008, respectively.

Net income in the first quarter of fiscal 2009 was $24.7 million compared to $57.9 million in the first quarter of fiscal 2008.

Cash and cash equivalents and short-term investments decreased to $317.6 million on January 31, 2009 from $366.9 million on October 31, 2008 and $346.5 million on January 31, 2008. The Company used $37.8 million to fund share repurchases and $70.1 million to fund dividends to shareholders over the past twelve months. There were no outstanding borrowings against the Company’s $200.0 million credit facility on January 31, 2009. In conjunction with the TABS acquisition, the Company recorded $44.8 million of amortizable intangible assets representing client relationships acquired, which will be amortized over a ten year period. The Company also recorded a long-term liability of $16.7 million representing a contingent purchase price liability.

During the first three months of fiscal 2009, the Company repurchased and retired 0.2 million shares of its Non-Voting Common Stock. Approximately 2.5 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. (NYSE: EV) is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

# # #

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

		Three Months Ended
				% Change	% Change
	January 31,	October 31	January 31,	Q1 2009 to	Q1 2009 to
	2009	2008	2008	Q4 2008	Q1 2008

Revenue:
Investment advisory and administration fees	$ 160,512	$ 191,971	$ 210,686	(16) %	(24) %
Distribution and underwriter fees	21,083	28,099	37,039	(25)	(43)
Service fees	27,600	35,883	40,803	(23)	(32)
Other revenue	276	(6,187)	1,268	NM	(78)

Total revenue	209,471	249,766	289,796	(16)	(28)

Expenses:
Compensation of officers and employees	69,626	66,013	81,927	5	(15)
Distribution expense	22,056	29,001	32,791	(24)	(33)
Service fee expense	23,049	30,466	33,457	(24)	(31)
Amortization of deferred sales commissions	9,557	10,802	13,424	(12)	(29)
Fund expenses	5,032	5,737	6,516	(12)	(23)
Other expenses	28,152	31,392	22,514	(10)	25

Total expenses	157,472	173,411	190,629	(9)	(17)

Operating Income	51,999	76,355	99,167	(32)	(48)

Other Income/(Expense):
Interest income	1,271	1,597	4,380	(20)	(71)
Interest expense	(8,416)	(8,386)	(8,414)	0	0
Realized (losses) gains on investments	(1,130)	(585)	353	93	NM
Unrealized gains (losses) on investments	314	(3,627)	(821)	NM	NM
Foreign currency gains (losses)	61	(86)	(20)	NM	NM
Impairment losses on investments	(106)	(13,206)	-	NM	NM

Income Before Income Taxes, Non-controlling Interest and
Equity in Net Income (Loss) of Affiliates	43,993	52,062	94,645	(15)	(54)

Income Taxes	(17,460)	(19,602)	(37,023)	(11)	(53)

Non-controlling Interest	(603)	(304)	(1,362)	98	(56)

Equity in Net Income (Loss) of Affiliates, Net of Tax	(1,233)	2,796	1,668	NM	NM

Net Income	$ 24,697	$ 34,952	$ 57,928	(29)	(57)

Earnings Per Share:
Basic	$ 0.21	$ 0.30	$ 0.50	(30)	(58)
Diluted	$ 0.21	$ 0.28	$ 0.46	(25)	(54)

Dividends Declared, Per Share	$ 0.155	$ 0.155	$ 0.150	-	3

Weighted Average Shares Outstanding:
Basic	115,910	115,809	116,337	0	(0)
Diluted	118,608	122,979	127,132	(4)	(7)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2009	2008	2008

ASSETS
Current Assets:
Cash and cash equivalents	$ 268,329	$ 196,923	$ 294,975
Short-term investments	49,230	169,943	51,510
Investment advisory fees and other receivables	98,578	108,644	113,297
Note receivable from affiliate	15,000	-	-
Other current assets	7,253	9,291	6,493
Total current assets	438,390	484,801	466,275

Other Assets:
Deferred sales commissions	64,970	73,116	92,586
Goodwill	122,234	122,234	103,003
Other intangible assets, net	83,451	39,810	35,311
Long-term investments	106,477	116,191	84,218
Deferred income taxes	78,030	66,357	18,862
Equipment and leasehold improvements, net	67,048	51,115	25,646
Note receivable from affiliate	-	10,000	-
Other assets	4,624	4,731	5,489
Total other assets	526,834	483,554	365,115

Total assets	$ 965,224	$ 968,355	$ 831,390

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$ 26,439	$ 93,134	$ 36,929
Accounts payable and accrued expenses	60,141	55,322	54,877
Dividend payable	18,120	17,948	17,357
Taxes payable	19,408	848	46,380
Deferred income taxes	20,369	20,862	18,848
Other current liabilities	2,982	3,317	5,339
Total current liabilities	147,459	191,431	179,730
Long-Term Liabilities:
Long-term debt	500,000	500,000	500,000
Taxes payable	-	-	906
Contingent purchase price liability	16,685	-	-
Other long-term liabilities	31,297	26,269	-
Total long-term liabilities	547,982	526,269	500,906
Total liabilities	695,441	717,700	680,636
Non-controlling interests	4,246	10,528	7,894
Commitments and contingencies	-	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 431,790, 390,009 and 371,386 shares, respectively	2	2	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 116,471,279, 115,421,762 and 115,276,753 shares, respectively	455	451	450
Notes receivable from stock option exercises	(3,567)	(4,704)	(3,861)
Accumulated other comprehensive (loss) income	(6,707)	(5,135)	787
Retained earnings	275,354	249,513	145,483

Total shareholders' equity	265,537	240,127	142,860

Total liabilities and shareholders' equity	$ 965,224	$ 968,355	$ 831,390

Table 1
Asset Flows (in millions)
Twelve Months Ended January 31, 2009

Assets 1/31/2008 - beginning of period	$ 152,909
Long-term fund sales and inflows	27,634
Long-term fund redemptions and outflows	(22,365)
Long-term fund net exchanges	(247)
Institutional/HNW account inflows	9,107
Institutional/HNW account outflows	(4,844)
Institutional/HNW assets acquired [2]	4,818
Retail managed account inflows	9,688
Retail managed account outflows	(4,824)
Retail managed account assets acquired [2]	2,035
Market value change	(51,080)
Change in cash management funds	(901)
Net change	(30,979)
Assets 1/31/2009 - end of period	$ 121,930

Table 2
Assets Under Management
By Investment Category (in millions)

	January 31,	October 31,	%	January 31,	%
	2009	2008	Change	2008	Change
Equity Funds	$ 46,591	$ 51,956	-10%	$ 67,753	-31%
Fixed Income Funds	19,851	20,382	-3%	24,282	-18%
Bank Loan Funds	12,466	13,806	-10%	18,359	-32%
Cash Management Funds	786	1,111	-29%	1,687	-53%
Separate Accounts	42,236	35,832	18%	40,828	3%
Total	$ 121,930	$ 123,087	-1%	$ 152,909	-20%

Table 3
Asset Flows by Investment Category (in millions[1]
	Three Months Ended
	January 31,	October 31,	January 31,
	2009	2008	2008
Equity fund assets - beginning of period	$ 51,956	$ 67,164	$ 72,928
Sales/inflows	4,789	4,776	5,109
Redemptions/outflows	(3,530)	(4,126)	(2,382)
Exchanges	(34)	(112)	(48)
Market value change	(6,590)	(15,746)	(7,854)
Net change	(5,365)	(15,208)	(5,175)
Equity assets - end of period	$ 46,591	$ 51,956	$ 67,753

Fixed income fund assets - beginning of period	20,382	23,855	24,617
Sales/inflows	1,398	1,290	1,538
Redemptions/outflows	(1,391)	(1,529)	(1,425)
Exchanges	29	23	72
Market value change	(567)	(3,257)	(520)
Net change	(531)	(3,473)	(335)
Fixed income assets - end of period	$ 19,851	$ 20,382	$ 24,282

Bank loan fund assets - beginning of period	13,806	18,021	20,381
Sales/inflows	797	596	811
Redemptions/outflows	(1,557)	(1,424)	(1,741)
Exchanges	(24)	(53)	(165)
Market value change	(556)	(3,334)	(927)
Net change	(1,340)	(4,215)	(2,022)
Bank loan assets - end of period	$ 12,466	$ 13,806	$ 18,359

Long-term fund assets - beginning of period	86,144	109,040	117,926
Sales/inflows	6,984	6,662	7,458
Redemptions/outflows	(6,478)	(7,079)	(5,548)
Exchanges	(29)	(142)	(141)
Market value change	(7,713)	(22,337)	(9,301)
Net change	(7,236)	(22,896)	(7,532)
Total long-term fund assets - end of period	$ 78,908	$ 86,144	$ 110,394

Separate accounts - beginning of period	35,832	45,041	42,160
Institutional/HNW account inflows	3,431	1,513	2,201
Institutional/HNW account outflows	(1,079)	(1,852)	(1,662)
Institutional/HNW assets acquired [2]	4,818	-	-
Retail managed account inflows	1,879	2,474	2,007
Retail managed account outflows	(1,467)	(1,371)	(879)
Retail managed accounts acquired [2]	2,035	-	-
Separate accounts market value change	(3,213)	(9,973)	(2,999)
Net change	6,404	(9,209)	(1,332)
Separate accounts - end of period	$ 42,236	$ 35,832	$ 40,828
Cash management fund assets - end of period	786	1,111	1,687
Total assets under management - end of period	$ 121,930	$ 123,087	$ 152,909

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)
	Three Months Ended
	January 31,	October 31,	January 31,
	2009	2008	2008
Long-term funds:
Open-end and other funds	$ 2,546	$ 1,165	$ 1,994
Closed-end funds	(450)	(735)	31
Private funds	(1,590)	(847)	(115)
Institutional/HNW accounts	2,352	(339)	539
Retail managed accounts	412	1,103	1,128
Total net flows	$ 3,270	$ 347	$ 3,577

1 Assets and flows for all non-Eaton Vance funds subadvised by Atlanta Capital, Fox Asset Management and Parametric Portfolio Associates, which were previously reported in the Long-term fund category have been reclassified to the Institutional/HNW separate account category for all periods presented.

2 Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.